Exhibit 32

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT

TO SECTION

906 OF THE SARBAENES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Turbine Truck Engines, Inc. (the ‘Company’) on Form 10-QSB for the three and nine month period ended September 30, 2005, as filed with the Securities and Exchange Commission on the date hereof (the ‘Report’), each of the undersigned officers of the Company certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to such officer’s knowledge: Section 13(a)

(1) The Report fully complies with the requirements of Section 13 (a) of Section 15 (d) of the Securities and Exchange Act of 1934: and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods expressed in the Report.

In accordance with the Exchange Act, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Turbine Truck Engines, Inc.

Date: November 7, 2005	By:	/s/ Michael Rouse
Michael Rouse
	Title:	Chief Executive Officer and Chairman of the Board (Principal Executive Officer and Principal Financial Officer)

Date: November 7, 2005	By:	/s/ Rebecca A. McDonald
Rebecca A. McDonald
	Title:	Chief Accounting Officer